UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2013

THE COAST DISTRIBUTION SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue, Morgan Hill, California		95037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of Compensatory Plan for Executive Officers

A cash bonus plan for the Company’s fiscal year ending December 31, 2013 (the “2013 Plan”) was adopted, effective as of March 12, 2013, for the executive officers of the Company named below. Set forth below is a summary of the material terms of that Plan. The summary is qualified in its entirety by reference to the 2013 Plan, a copy of which is attached as Exhibit 99.1 to this Report.

Purpose of the Cash Bonus Plan. The primary purpose of the Plan is to promote the interests of the Company and its stockholders by (i) providing meaningful financial incentives, in the form of cash bonuses, for the Company’s executive officers to make a significant contribution to the achievement, by the Company, of financial goals for the Company’s fiscal year ending December 31, 2013 (“fiscal 2013”), and (ii) making a significant portion of each Participant’s cash compensation for fiscal 2013 dependent on the Company’s achievement of those goals.

Plan Participants. The participants in the 2013 Plan are James Musbach, the Company’s President and Chief Executive Officer; Sandra A. Knell, Executive Vice President and Chief Financial Officer; Dennis Castagnola, Executive Vice President –-Proprietary Products; and David Berger, Executive Vice President – Operations (the “Plan Participants”).

Administration of the 2013 Plan. The 2013 Plan will be administered and all decisions and determinations with respect to the Plan will be made by the Compensation Committee of the Board of Directors. All of the members of the Compensation Committee are independent directors of the Company.

Summary of Bonus Compensation Opportunities and Awards.

1. Financial Performance Requirement. The amount of the bonus award that each Plan Participant can earn under the 2013 Plan will be determined on the basis of the Company’s fiscal 2013 earnings before income taxes, excluding accruals for any 2013 Bonus Plan awards (“Adjusted Pretax Earnings”). However, no bonuses will be awarded or paid under the 2013 Plan unless the Company’s Adjusted Pretax Earnings in fiscal 2013 equals or exceeds a minimum financial performance goal that has been determined by the Compensation Committee based on the Company’s Board-approved operating budget for 2013 (the “Threshold Performance Goal”). If the Threshold Performance Goal is achieved or exceeded, the aggregate amount of the bonus awards that would become payable to the four Plan Participants will range from approximately 6.3% up to a maximum of approximately 9.4% of the Company’s fiscal 2013 Adjusted Pretax Earnings. The determination of the Company’s Adjusted Pretax Earnings will be made on the basis of the generally accepted accounting principles followed in the preparation of the Company’s consolidated financial statements.

2. Bonus Opportunities. The Committee has established the following respective Threshold and Maximum Bonus Award opportunities, under the 2013 Plan, for each of the Plan Participants, in each case expressed as a percentage of their respective annual base salaries in fiscal 2013:

	Bonus Awards as a Percentage of 2013 Annual Salary
2013 Plan Participants	Threshold Award	Maximum Award
James Musbach, President & CEO	15.0%	35.0%
Sandra A. Knell, Executive V.P. & Chief Financial Officer	10.0%	30.0%
Dennis Castagnola, Executive V.P. – Proprietary Products	10.0%	30.0%
David Berger, Executive V.P. – Operations	10.0%	30.0%

If the 2013 Threshold Performance Goal is achieved, but not exceeded, then each Plan Participant could earn the Threshold Bonus Award set forth opposite his or her name in the Threshold Award column in the table above. If, on the other hand, the Threshold Performance Goal is exceeded, then, depending on the extent to which the Threshold Performance Goal is exceeded, the Plan Participants could earn bonus awards under 2013 Plan ranging as follows: (i) in the case of the Company’s CEO, from a minimum of 20% to the maximum of 35% of his 2013 annual base salary, and (ii) in the case of each of other three Plan Participants, from a minimum of 15% to a maximum of 30% of his or her respective 2013 annual base salary. If the Threshold Performance Goal is not achieved, however, no Bonus Awards will be earned or paid under the 2013 Plan.

3. Conditions to the Awarding and Receipt of Bonus Awards. To be eligible to receive a Bonus Award under the Plan, a Participant must remain in the Continuous Service of the Company (as defined in the Plan) until the earlier of the following dates: (i) December 31, 2013 or (ii) the date on which, if any, that a Change of Control of the Company (as defined in the Plan) is consummated (the “Eligibility Date”). A Plan Participant that fails to meet this requirement will not be deemed to have earned and will not be entitled to receive any Bonus Award under the 2013 Plan, whether prorated or otherwise.

4. Determination of Amounts of Bonus Awards. The Compensation Committee shall determine whether and the extent to which the Company has achieved or exceeded the Threshold Performance Goal under the 2013 Plan as soon as practicable after the Eligibility Date, but in no event later than the 75th calendar day following the end of fiscal 2013.

5. Changes to Financial Performance Goal due to Extraordinary Events. The Compensation Committee may adjust or change the amounts of any Participant’s potential bonus awards to reflect the occurrence of (i) any extraordinary event, (ii) any material corporate transaction, (iii) any material changes in corporate capitalization, accounting rules or principles or in the Company’s methods of accounting, (iv) any material changes in applicable law, or (v) any other material change of similar nature (each, an “Extraordinary Event”), but only if the Extraordinary Event was not reasonably foreseeable at the time the amounts of the potential bonus awards under the Plan were established by the Compensation Committee and the Compensation Committee determines, in its sole judgment, that (x) the Threshold Performance Goal would not have been achieved but for the occurrence of such Extraordinary Event, or (y) but for the occurrence of such Extraordinary Event the Threshold Performance Goal would have been achieved. The 2013 Plan provides, however, that the occurrence of changes in the competitive environment or changes in economic or market conditions in the Company’s markets, whether or not expected or reasonably foreseeable, will not by themselves constitute Extraordinary Events that may be the basis for any of the foregoing changes.

6. Amendments to or Termination of 2013 Plan. The 2013 Plan may be amended or terminated by action of the Compensation Committee at any time prior to the close of business on the Eligibility Date. As a result, at any time prior thereto, the amount of any Bonus Award that a Participant may earn or receive under the 2013 Plan may be changed and a Participant’s rights under the 2013 Plan may be modified or altogether terminated by the Compensation Committee, in its sole and absolute discretion.

7. Payment of Bonus Awards. Subject to satisfaction of any conditions or requirements set forth in the 2013 Plan, a Bonus Award determined by the Committee to have been earned by a Plan Participant will be paid to him or her in cash, less applicable payroll and other withholdings, within thirty (30) days following such determination, but in no event later than the 75th calendar day following the end of fiscal 2013.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit.

Exhibit No.	Description of Exhibit

99.1	Copy of The Coast Distribution System, Inc. 2013 Management Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Date: March 15, 2013	By:	/s/ SANDRA A. KNELL
Sandra A. Knell,
Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Copy of The Coast Distribution System, Inc. 2013 Management Bonus Plan.

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